                                                                 Exhibit 10.2


                           LOAN AND SECURITY AGREEMENT

                                 BY AND BETWEEN


                       FLEET BUSINESS CREDIT CORPORATION,


                                   AS LENDER,


                                       AND


                          WM LIMITED PARTNERSHIP-1998,



                                   AS BORROWER

                             I N T R O D U C T I O N
                             -----------------------

                    To help better understand this Agreement,
             the following is a summary of its contents and format:

   Section                                                                  Page
   -------                                                                  ----

     1.    SCHEDULES OF PARTIES, TERMS AND DEFINITIONS......................  2

     2.    AGREEMENT TO LEND AND BORROW.....................................  8

     3.    FEES............................................................. 11

     4.    DISBURSEMENTS, PAYMENTS AND COSTS................................ 11

     5.    SECURITY......................................................... 12

     6.    REPRESENTATIONS AND WARRANTIES................................... 12

     7.    COVENANTS........................................................ 14

     8.    REMEDIES......................................................... 17

     9.    MISCELLANEOUS.................................................... 18


LIST OF EXHIBITS
----------------

Exhibit A-1        Initial Draw Documents
Exhibit A-2        Subsequent Draw Documents
Exhibit A-3        Final Draw Documents
Exhibit B          Insurance



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

                           LOAN AND SECURITY AGREEMENT
                           ---------------------------

                  The following Agreement sets forth the terms on which Fleet Business Credit Corporation will make a loan for the financing of the site acquisition, construction and equipment acquisition for a Wendy's Old Fashioned Hamburger Restaurant in Grand Rapids, Michigan. The Agreement covers both construction and permanent financing.

         THIS LOAN AND SECURITY AGREEMENT (this "Agreement") is made as of the Effective Date by and between Lender and Borrower.

1. SCHEDULES OF PARTIES, TERMS AND DEFINITIONS. The following terms shall have the following meanings:

         1.1.     SCHEDULE OF PARTIES.

"EFFECTIVE DATE":  May 24, 1999

"LENDER":  Fleet Business Credit Corporation, a Delaware corporation

"LENDER'S ADDRESS":  One South Wacker Drive
                     Chicago, Illinois  60606
                     Attn:  Franchise Finance Division
                            Credit Manager

"BORROWER":  WM Limited Partnership-1998, a Michigan limited partnership

"GUARANTOR(S)":  Robert Schermer, Jr. and Ray E. Quada, each an individual

"BORROWER'S EQUITY":  $120,950.00

"BORROWER'S ADDRESS":  WM Limited Partnership-1998, dba
                       Wendy's of Michigan
                       40 Pearl Street, N.W., Suite 900
                       Grand Rapids, Michigan  49503
                       Attn:  Pauline Krywanski
                              Vice President, Treasurer and
                              Chief Financial Officer

"PROJECT LOCATION":  1753 East Beltline Avenue, NE, Grand Rapids, Michigan

         1.2.     SCHEDULE OF TERMS.

         (a)      LOAN AMOUNTS.



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

"REAL ESTATE LOAN AMOUNT":  $1,149,936.00

"EQUIPMENT LOAN AMOUNT":  $111,322.00

         (b)      INTEREST RATES.

"CONSTRUCTION PERIOD INTEREST RATE":  LIBOR plus 2.5% per annum.

"CONVERSION DATE": The later of (a) that date on which Lender shall have disbursed the final draw; and (b) that date on which Lender shall have received all items set forth on Exhibit A-3.

"LOAN INTEREST RATE": The per annum fixed rate, equal to the "twenty (20) year Treasury Bond, Constant Maturity Yield" quoted for the week ending just prior to the release date of the applicable edition of Statistical Release H.15.(519) most recently published prior to the Conversion Date by the Board of Governors of the Federal Reserve System, plus 2.20%.

"EQUIPMENT LOAN AMOUNT": The per annum fixed rate, equal to the "seven (7) year Treasury Bond, Constant Maturity Yield" quoted for the week ending just prior to the release date of the applicable edition of Statistical Release H.15.(519) most recently published prior to the Conversion Date by the Board of Governors of the Federal Reserve System, plus 2.20%.

         (c)      REPAYMENT.

"REAL ESTATE LOAN MATURITY DATE": That date which is the 15th anniversary of the Conversion Date.

"REAL ESTATE LOAN MONTHLY PAYMENT:  The sum of:

                  (i) Then accrued and unpaid interest on the Real Estate Loan; plus

                  (ii) The then applicable monthly installment of principal determined by Lender, in its sole and absolute discretion, to fully amortize (on a so-called mortgage style basis) the amount of the Real Estate Loan as of the Conversion Date over a 240 month period, commencing on the Conversion Date; Lender shall provide to Borrower a schedule of such monthly installments upon Borrower's request.

"EQUIPMENT LOAN MATURITY DATE": That date which is the 7th anniversary of the Conversion Date.

"EQUIPMENT LOAN MONTHLY PAYMENT":  The sum of:

                  (i) Then accrued and unpaid interest on the Equipment Loan;
         plus

                  (ii) The then applicable monthly installment of principal determined by Lender, in its sole and absolute discretion, to fully amortize (on a so-called mortgage style basis) the amount of the Equipment Loan as of the Conversion Date over an 84



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         month period, commencing on the Conversion Date; Lender shall provide to Borrower a schedule of such monthly installments upon Borrower's request.

"REPAYMENT OPTIONS":  None.

         (d)      MISCELLANEOUS TERMS.

"COMMENCEMENT DATE": May 24, 1999, that date by which the Project must commence.

"INITIAL LOAN FEE":   N/A

"CONVERSION FEE": 1% of the Real Estate Loan Amount and Equipment Loan Amount outstanding on the Conversion Date.

"FRANCHISE AGREEMENT": That certain franchise agreement by and between Borrower and Wendy's International, Inc. ("Franchisor") for the Project Location.

"FINANCIAL STATEMENTS":

        Person                                    Quarterly                              Annually
        ------                                    ---------                              --------
Borrower                                 No, unless requested by Lender        Yes; compiled, certified by
                                                                               chief financial officer;
                                                                               delivered to Lender within 90
                                                                               days following each fiscal
                                                                               year end and copies of signed
                                                                               federal tax returns within 15
                                                                               days following the filing
                                                                               thereof.

Guarantor - Individual                   No, unless requested by Lender        Yes; signed schedule of Assets and
                                                                               Liabilities delivered to Lender
                                                                               within 120 days following each
                                                                               calendar year end and signed copy
                                                                               of federal tax return within 15
                                                                               days following the filing thereof

"FINANCIAL COVENANTS":   None.

         1.3. SCHEDULE OF DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         "ADJUSTED EBITDA": For any period, (a) the sum of (i) net income before taxes for such period, (ii) amortization and depreciation expense for such period, (iii) total interest expense (whether paid or accrued and including the interest component of payments under capital leases) for such period, (iv) non-cash losses for such period, and (v) extraordinary losses



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

for such period, minus (b) the sum of (i) non-cash gains for such period, and
(ii) extraordinary gains for such period.

         "BALANCING PAYMENT": That amount, in Lender's good faith judgment, necessary from time to time to place the Loan in balance.

         "BANKING DAY": A day (other than a Saturday or a Sunday) on which Lender and national banks are open for business in Chicago, Illinois.

         "BORROWER": Collectively, Real Estate Borrower and Equipment Borrower.

         "BUDGET": That certain budget for constructing and equipping the Project in accordance with the Plans and Specifications, as approved by Lender.

         "BUSINESS": The operation by Borrower of a Wendy's Old Fashioned Hamburger Store at the Project Location.

         "COLLATERAL": All of Borrower's right, title and interest in and to the following, whether now owned by Borrower or, hereafter acquired or arising, and wherever located:

         (a) accounts receivable, chattel paper, contract rights (including, without limitation, any construction, architect or engineer agreements executed in connection with the Project) and general intangibles of Borrower, in each case relating to the Business (including, without limitation, all licenses) but excluding the Franchise Agreement;

         (b) all plans, specifications, models, tests, drawings, reports, studies and other work product arising or prepared in connection with the Project;

         (c) all inventory of foods, beverages and other merchandise held for sale by Borrower for use in connection with the Business;

         (d) all trade, store and other fixtures and all leasehold improvements and all equipment and other personal property of Borrower used or useful in the operation of the Business; and any leasehold of the premises located at the Project Location;

         (e) all right, title and interest of Borrower as lessee under all equipment and fixture leases, including, without limitation, the right to use and purchase the equipment and fixtures leased thereby and to extend the term of such leases, for equipment or fixtures located at the Project Location;

         (f) all of Borrower's right, title and interest in and to the fee and leasehold estates comprising the Project Location, subject only to real estate taxes not currently due and payable, and the following, but only to the extent that the following do not interfere with the construction, use and occupancy of the Project Location and the Business: covenants, conditions and restrictions of record; zoning; and utility easements;



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         (g) all sums deposited by Borrower with Lender including, without limitation, all Balancing Payments;

         (h) all books and records relating to the Business (including, without limitation, Borrower's customer lists, credit files, computer programs and other computer materials and records); and

         (i) all accessions to, substitutions for and all replacements, products and proceeds of the items listed above, including, without limitation, proceeds of condemnation and insurance policies insuring any of the items listed above.

         "COMPLIANCE CERTIFICATE": A certificate signed by Borrower's chief financial officer (i) setting forth the calculation of each of the Financial Covenants, if any; (ii) stating that, to the best of his or her knowledge after diligent inquiry, no Event of Default exists, or if any Event of Default exists, stating the nature and status thereof; and (iii) certifying that the Financial Statements were prepared in accordance with GAAP consistently applied and fairly and accurately present the financial condition of the Borrower and the other Persons and operations to which they relate.

         "DEBT SERVICE": With respect to any period, the sum of (a) the aggregate amount of all actual principal and interest debt payments due, whether or not payment was made during the measurement period, and (b) the aggregate amount of all actual payments due, whether or not payment was made during the measurement period, under capital lease obligations (including the interest component thereof).

         "DISTRIBUTIONS": Any payments or other distributions of cash or other assets in the form of management, development or other fees; net increase in loans or advances (but in no event less than zero); dividends; distributions for the payment of federal and state income taxes; stock repurchases or redemptions; bonuses; principal payments on shareholder, Guarantor or other affiliate indebtedness; or any other payment to any shareholder, Guarantor or other affiliate to the extent such payments or other distributions are not already a reduction of net income before taxes in calculating Adjusted EBITDA.

         "ENVIRONMENTAL LAWS": The Resource Conservation and Recovery Act of 1987, the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, or any other federal state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

         "EVENT OF DEFAULT":  As defined in Section 8.1.

         "FUNDED DEBT": The sum of (i) the aggregate amount of revolving indebtedness, (ii) the aggregate amount of all current and non-current indebtedness for borrowed money including third party subordinated indebtedness, and (iii) the aggregate amount of capital leases (including the current portion thereof).


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

         "HAZARDOUS SUBSTANCE": Any substance which is or becomes designated a hazardous substance, hazardous waste or hazardous material under any Environmental Law and shall include, but not be limited to, petroleum, any radioactive material, and asbestos in any form or condition.

         "LIBOR": The London Interbank Offered Rate (rounded upwards to the nearest whole multiple of 1/16th of 1%) ("LIBOR") as quoted on page No. 3750 of the Telerate Data Information Service, on the second Banking Day prior to the LIBOR Reset Date, for obligations of U.S. dollars with maturities of 1 month. If the Telerate System page is unavailable on the date which is two Banking Days prior to the next LIBOR Reset Date due to technical malfunction or discontinuation of such service, the LIBOR rate used shall be determined by Lender to be the arithmetic mean (rounded upwards to the nearest whole multiple of 1/16th of 1%) of the offered rates quoted in London, England through other verifiable sources, for deposits in U.S. dollars in amounts substantially equal to the maximum principal amount of the Loan having a 30 day maturity by prime banks in the London inter-bank market at 11:00 a.m. London Time, two Banking Days prior to the beginning of such month. As used herein, the "LIBOR Reset Date" shall mean, from time to time, either the Effective Date, or the date on which the then current LIBOR rate expires.

         "LOAN":  As defined in Section 2.

         "LOAN AVAILABILITY PERIOD": The period commencing on the Effective Date and ending on the first to occur of (a) the Conversion Date, (b) that date 6 months following the Commencement Date, and (c) the date on which an Event of Default shall occur.

         "LOAN DOCUMENTS": This Agreement and all other agreements, documents, instruments, notes, mortgages, assignments and certificates which evidence, govern, secure (or perfect such securing) or guaranty any of the Obligations, whether executed prior to, concurrent with, or after, the Effective Date.

         "MATURITY DATE": The last to occur of the Equipment Loan Maturity Date and the Real Estate Loan Maturity Date.

         "OBLIGATIONS": All presently existing or hereafter incurred, absolute or contingent, direct or indirect liabilities, obligations, covenants, agreements, representations and warranties owed by Borrower to Lender, including, without limitation, all liabilities, obligations, covenants, agreements, representations and warranties of Borrower arising under the Loan, this Agreement or any of the Loan Documents.

         "OBLIGORS": Collectively, jointly and severally, Real Estate Borrower, Equipment Borrower and all co-makers, endorsers, indorsers, sureties and guarantors of the Obligations from time to time. Without limiting the generality of the foregoing, the term "Obligor" shall include any Person that ever acts as Borrower, co-maker, endorser, indorser, surety or guarantor even if such Person is subsequently released from liability.


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

         "PERSON": Any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government, including, without limitation, any instrumentality, division, agency, body or department thereof.

         "PLANS AND SPECIFICATIONS": Those certain plans and specifications respecting the Project, as approved by all applicable governmental entities.

         "PREPAYMENT PREMIUM": The greater of the two amounts computed in accordance with Alternative 1 and Alternative 2 below:

                  ALTERNATIVE 1: The Prepayment Premium will be equal to the principal amount prepaid multiplied by the applicable percentage determined below.

                                                                  APPLICABLE PERCENTAGE OF
              PERIOD OF PREPAYMENT, BASED ON                             AMOUNT OF
           ANNIVERSARIES OF THE CONVERSION DATE                      PRINCIPAL PREPAID
           ------------------------------------                      -----------------
On or prior to the first anniversary                                         3%
After the first anniversary but on or prior to the second                    2%
anniversary
After the second anniversary                                                 1%

                  ALTERNATIVE 2: The Prepayment Premium will be equal to (a) 1.0% of the principal amount prepaid, plus (b) the difference between
         (i) the present value of the remaining unpaid principal and interest payments discounted at the yield for U.S. Treasury Notes having a maturity most similar to but not longer than the remaining term of the Loan quoted in Statistical Release H.15(519) published by the Board of Governors of the Federal Reserve System on the Friday preceding by at least 8, but not more than 14, days the date on which the prepayment is made, minus (ii) the present value of the remaining unpaid principal and interest payments discounted at the yield of U.S. Treasury Notes having a term most similar to but not longer than the original term of the Loan quoted in Statistical Release H.15(519) for the Friday preceding the Conversion Date.

         "PROJECT": The constructing and equipping of the facility located or to be located at Project Location.

         "TANGIBLE COLLATERAL": That portion of the Collateral constituting furniture, fixtures, equipment and/or inventory.

2. AGREEMENT TO LEND AND BORROW. Lender agrees to make available, and Borrower agrees to borrow, monies under the following loan facility or facilities (collectively, the "Loan"), all in accordance with the terms and conditions of this Agreement.

         2.1.     REAL ESTATE LOAN.

                  (a) AMOUNT AND AVAILABILITY. During the Loan Availability Period Lender shall provide a non-revolving line of credit loan to Borrower in the maximum amount of the Real Estate Loan Amount (the "Real Estate Loan").


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

                  (b) PURPOSE. The proceeds of the Real Estate Loan shall only be used by Borrower for: (x) the acquisition or refinancing of the Project Location; and (y) the construction of the Project in accordance with this Agreement.

                  (c) INTEREST RATE. The amount of the Real Estate Loan outstanding from time to time shall bear interest as follows: (i) prior to the Conversion Date, at the Construction Period Interest Rate; and
         (ii) from and after the Conversion Date, at the Real Estate Loan Interest Rate.

                  (d) REPAYMENT. Real Estate Borrower shall pay to Lender on account of the Real Estate Loan installments of principal and interest, as follows:

                           (i) prior to the Conversion Date, commencing on the
                  first day of the second calendar month following the Effective Date, and on the first day of each calendar month thereafter prior to the Conversion Date, accrued and unpaid interest;

                           (ii) subject to the Repayment Options, if any,
                  commencing on the first day of the first calendar month occurring after the Conversion Date, and on the first day of each calendar month thereafter until the Real Estate Loan Maturity Date, the Real Estate Loan Monthly Payment; and

                           (iii) in any event, on the Real Estate Loan Maturity
                  Date, all Obligations relating to the Real Estate Loan.

         2.2.     EQUIPMENT LOAN.

                  (a) AMOUNT AND AVAILABILITY. During the Loan Availability Period Lender shall provide a non-revolving line of credit loan to Borrower in the maximum amount of the Equipment Loan Amount (the "Equipment Loan").

                  (b) PURPOSE. The proceeds of the Equipment Loan shall only be used by Borrower for Borrower's equipping of the Project Location in accordance with this Agreement.

                  (c) INTEREST RATE. The amount of the Equipment Loan outstanding from time to time shall bear interest as follows: (i) prior to the Conversion Date, at the Construction Period Interest Rate; and
         (ii) from and after the Conversion Date, at the Equipment Loan Interest Rate.


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

                  (d) REPAYMENT. Equipment Borrower shall pay to Lender on account of the Equipment Loan installments of principal and interest, as follows:

                           (i) prior to the Conversion Date, commencing on the
                  first day of the second calendar month following the Effective Date, and on the first day of each calendar month thereafter prior to the Conversion Date, accrued and unpaid interest;

                           (ii) subject to the Repayment Options, if any,
                  commencing on the first day of the first calendar month occurring after the Conversion Date, and on the first day of each calendar month thereafter until the Equipment Loan Maturity Date, the Equipment Loan Monthly Payment; and

                           (iii) in any event, on the Equipment Loan Maturity
                  Date, all Obligations relating to the Equipment Loan.

         2.3. PLACE OF PAYMENT. All payments shall be made in lawful money of the United States of America at Lender's Address, or at such other place as Lender or the legal owner of the Loan may designate from time to time in writing. No credit against the Loan shall be given to Borrower until Lender has received collected funds.

         2.4. INTEREST CALCULATION. Interest shall be calculated daily on the basis of a 360-day year for each day all or any part of the Loan remains outstanding.

         2.5.  PREPAYMENTS.

                  (a) NO PARTIAL PAYMENTS. Except for the Real Estate Loan Monthly Payments, the Equipment Loan Monthly Payments and payments of casualty or condemnation proceeds, no partial payments or prepayments of the Loan shall be permitted.

                  (b) NO PREPAYMENT PRIOR TO CONVERSION DATE. Except for payments of casualty or condemnation proceeds, no prepayments of the Loan shall be permitted prior to the Conversion Date.

                  (c) FULL PREPAYMENT FROM AND AFTER CONVERSION DATE. From and after the Conversion Date, the Loan may be prepaid in full, but not in part; provided, however, that any such prepayment shall be accompanied by the Prepayment Premium, except to the extent that such prepayment is made with condemnation or casualty proceeds.

         2.6. BANKING DAYS. All payments which would be due on a day which is not a Banking Day will be due on the next Banking Day. All payments received on a day which is not a Banking Day will be applied on the next Banking Day.

         2.7. INTEREST ON LATE PAYMENTS. If any payment under this Agreement is not made when due, whether at its stated maturity, by acceleration or otherwise, Lender shall have the right to collect, on demand, a late charge equal to the lesser of (i) 5% of the amount of such delinquent payment, or (ii) the maximum amount of late charge permitted by applicable law.



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

         2.8. DEFAULT RATE. During the pendency of any Event of Default, interest on the principal amount of the Loan shall accrue at a rate equal to the then otherwise applicable rate plus 4% per annum.

3. FEES. Borrower agrees to pay to Lender the Conversion Fee on the Conversion Date.

4. DISBURSEMENTS, PAYMENTS AND COSTS.

         4.1. REQUESTS FOR CREDIT. Each request by Borrower for an extension of credit shall be made in a manner acceptable to Lender. Such requests shall be accompanied by such contracts, lien waivers, title insurance policies and endorsements, title searches, certificates, invoices and other documents as Lender may require from time to time in Lender's sole and absolute discretion. Without limiting the generality of the foregoing:

                  (a) INITIAL DRAW. Before Lender is required to advance the initial draw of the Loan Lender shall have received those items set forth on Exhibit A-1;

                  (b) SUBSEQUENT DRAWS. Before Lender is required to advance each subsequent draw of the Loan (other than the final draw) Lender shall have received those items set forth on Exhibit A-2 with respect to each such draw; and

                  (c) FINAL DRAW. Before Lender is required to advance the final draw of the Loan Lender shall have received those items set forth on Exhibit A-3.

         4.2. AMOUNT OF DRAWS. Following Borrower's payment of Borrower's Equity in accordance with the Budget, Lender shall advance the following additional amounts; provided, however, that Lender shall not pay any amounts to reimburse Borrower for amounts paid with Borrower's Equity:

                  (a) (i) 100% of the net cost to acquire or refinance the Project Location; plus (ii) 100% of the net cost of construction of the Project previously incurred, less 10% retainage, (iii) less any reserves as Lender may require in its sole and absolute discretion; provided, however, that in no event shall the aggregate amounts advanced under this Section exceed the Real Estate Loan Amount;

                  (b) 100% of the cost to acquire the equipment for the Project, less any reserves as Lender may require in its sole and absolute discretion; provided, however, that in no event shall the aggregate amounts advanced under this Section exceed the Equipment Loan Amount.

         4.3. NUMBER OF DRAW REQUESTS AND PAYMENT OF DRAWS. In no event shall Borrower make more than 6 draw requests. No later than 5 Banking Days following Borrower's submission to Lender of all materials, documents and instruments which Lender reasonably requires, Lender shall fund the applicable draw.

         4.4. BALANCING. Disbursements of the Loan shall only be made at such times as Lender determines that the Loan is "in balance." If, in the good faith judgment of the Lender, it appears at any time or from time to time that the undisbursed portion of the Loan will be insufficient to pay all then remaining unpaid costs of the Project, the Loan shall be deemed not to be "in balance", and Borrower shall, upon notice from Lender and within 5 days of such notice, pay to Lender a Balancing Payment. In determining whether the Loan is in balance, Lender shall determine, among other things, whether the amounts allocated for each category of costs in the Budget are sufficient. The Balancing Payment may be retained by Lender in a non-interest bearing account and need not be segregated from any of Lender's other funds. Lender shall disburse up to an amount equal to the Balancing Payment received by it from Borrower prior to making any further disbursements of Loan proceeds and in the same manner and subject to the same terms and conditions as Loan proceeds are disbursed.

5. SECURITY.

         5.1. SECURITY INTEREST. In order to secure the prompt payment of the principal of and interest on the Loan, and to secure the prompt payment and performance of all other Obligations, Borrower does hereby grant, mortgage, convey, transfer, assign, warrant and pledge to Lender all of the Collateral.

         5.2. OTHER COLLATERAL DOCUMENTS. Upon Lender's request, Borrower agrees to deliver to Lender such financing statements and other documents and take such actions, as Lender may consider necessary in order to establish and maintain Lender's rights under this Agreement and valid and perfected security interests in the Collateral, free of all other liens, claims and rights of other parties. Borrower hereby appoints Lender as Borrower's attorney-in-fact to execute and deliver in Borrower's stead any such financing statements and other documents, which appointment is coupled with an interest and is accordingly irrevocable.

         5.3. INSURANCE AND CONDEMNATION PROCEEDS. Borrower hereby directs all insurers under policies of property damage, boiler and machinery and business interruption insurance to pay all proceeds payable directly to Lender. In the event of any taking of any interest in the Project Location or any part thereof, in or by condemnation or other eminent domain proceedings (each, a "Taking"), Borrower shall promptly notify Lender thereof or commencement of proceedings therefor. All proceeds and any award or payment in respect of any Taking are hereby assigned and shall be paid to Lender; Borrower shall take all steps necessary to notify the condemning authority of such assignment. Such award or payment, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Taking, shall be paid directly to the Lender. Lender may elect to make such net proceeds available to Borrower to restore, replace or rebuild the property damaged or destroyed or subject to a Taking in a manner which results in substantially the same operating capacity at the Project Location as existed prior to such damage, destruction or Taking, subject to such terms and conditions as Lender may in its discretion impose or require. In the event Lender elects to apply any such casualty or condemnation proceeds to repayment of the Loan, no Prepayment Premium shall be assessed in connection with such payment.

6. REPRESENTATIONS AND WARRANTIES. Having undertaken all appropriate research, investigation and due diligence, Borrower hereby makes the following representations and warranties to Lender (and each request for a draw of the Loan shall constitute a renewal of each such representation and warranty):


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

         6.1. AUTHORIZATION; ENFORCEABLE AGREEMENT. This Agreement and the other Loan Documents are within each Obligor's respective powers, have been duly authorized, and do not conflict with any of each Obligor's organizational papers. This Agreement is a legal, valid and binding agreement of Borrower, enforceable against Borrower in accordance with its terms; and the other Loan Documents, when executed and delivered, shall be similarly legal, valid, binding and enforceable against each Obligor that is a party thereto.

         6.2. GOOD STANDING; NO CONFLICTS. In each state in which each Obligor does business, it is duly formed, validly existing, properly licensed, in good standing, and, where required, in compliance with fictitious name statutes. This Agreement and the other Loan Documents do not conflict with any law, agreement or obligation by which any Obligor is bound.

         6.3. INFORMATION. All financial and other information that has been or will be supplied to Lender is: (a) sufficiently complete to give Lender accurate knowledge of each Obligor's financial condition; and (b) in compliance with all government regulations that apply thereto. Since the date of the financial statements most recently delivered to Lender there has been no material adverse change in the assets or the financial condition of any Obligor.

         6.4. LAWSUITS. There is no lawsuit, tax claim or other dispute pending or threatened against any Obligor, which, if lost, would impair such Obligor's financial condition or ability to satisfy its payment and performance obligations under any of the Loan Documents.

         6.5. COLLATERAL. All of the Collateral is owned by the grantor thereof free of any title defects or any liens or interests of others. All of the Tangible Collateral is located at the Project Location.

         6.6. OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

         6.7. LOCATION OF BORROWER. Borrower's chief executive office is located at Borrower's Address.

         6.8. BUSINESS PURPOSE. The proceeds of the Loan shall be used for business purposes only.

         6.9. HAZARDOUS SUBSTANCES. Borrower represents and warrants that (a) to the best of its knowledge, no Hazardous Substance has been disposed of or released or otherwise exists in, on, under or onto the Project Location, except as Borrower has disclosed to Lender in writing, (b) the operations of Borrower, any other Obligor and each of Borrower's subsidiaries comply in all material respects with all applicable Environmental Laws; (c) none of the operations of Borrower, any other Obligor or any such subsidiary are subject to any judicial or administrative proceeding alleging the violation of any Environmental Laws;
(d) none of the operations of

Borrower, any other Obligor or any such subsidiary is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Substance into the environment; and (e) none of Borrower, any other Obligor or any such subsidiary has any known contingent liability in connection with any release of any Hazardous Substance into the environment.

         6.10. COMPLIANCE WITH LAW. Borrower has complied with all laws, regulations and ordinances governing or applicable to Borrower or the Project Location. Borrower has filed all required federal, state and local tax returns and paid all taxes due pursuant to said returns or any assessments against Borrower or the Project Location.

         6.11. FRANCHISE AGREEMENTS. The Franchise Agreement is in full force and effect without amendment or modification; no default by any party exists under the Franchise Agreement nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute such a default.

         6.12. LICENSES, PERMITS AND INTELLECTUAL PROPERTY. Borrower owns or possesses all licenses, franchise rights, permits and other private and governmental approvals and authorizations, patents, trademarks, service marks, tradenames, copyrights, franchises, authorizations and other rights that are necessary for the operation of the Project Location and Borrower's business, without conflict with the rights of any other Person with respect thereto.

7. COVENANTS. Borrower agrees, so long as any Obligations remain outstanding:

         7.1. INFORMATION. To provide the Financial Statements and such additional information (including non-financial information) as requested by Lender from time to time (including, without limitation, federal income tax returns and store-level information). Lender will not be obligated to return to Borrower any information delivered to Lender pursuant to this Agreement.

         7.2. FINANCIAL COVENANTS. From and after the Conversion Date, to keep at all times (a) the Financial Covenants, and (b) all financial covenants arising under any other Loan Documents, whether or not the particular loan facilities outstanding pursuant thereto have been repaid.

         7.3. COMMENCEMENT AND COMPLETION OF THE PROJECT. To commence the Project on or before the Commencement Date, and to complete the Project within six (6) months following the Commencement Date, in a lien-free manner. The constructing and equipping of the Project shall be done in (a) accordance with the Plans and Specifications, and the Budget; and (b) a good and workmanlike manner, free from defects, using only new, first-class materials.

         7.4. OTHER LIENS. Not to create, assume, or allow any security interest or lien (including judicial liens) on the Collateral, except: (a) liens in favor of Lender; (b) liens for taxes not yet due; and (c) liens outstanding on the date of this Agreement approved in writing by Lender.

         7.5. CHANGE OF OWNERSHIP AND PROHIBITED TRANSFERS. Not to cause, permit, or suffer any change, direct or indirect, in Borrower's ownership or control, from time to time without the prior written consent of Lender, which consent shall not be unreasonably withheld; and not to (a) engage in any business activities substantially different from Borrower's present business;
(b) liquidate or dissolve Borrower's business; (c) enter into any consolidation, merger, pool, joint venture, syndicate or other combination; (d) lease or dispose of all or a substantial part of Borrower's business or Borrower's assets; and (e) permit the creation of any subsidiaries.

         7.6. REPRESENTATIONS AND WARRANTIES. To cause all of Borrower's representations and warranties under the Loan Documents to remain true, complete and correct in all material respects.

         7.7. FRANCHISE AGREEMENTS. At all times to comply with, and cause its affiliates to comply with, the terms and provisions of the Franchise Agreement, and to cause the Franchise Agreement to be kept in full force and effect without termination, amendment or modification, except as approved by Lender in writing.

         7.8.     NOTICES TO LENDER.  To promptly notify Lender in writing of:

                  (a) any lawsuit or other claim over $10,000 in excess of applicable insurance coverage against any Borrower.

                  (b) any substantial dispute between any Borrower and any government authority.

                  (c) any casualty loss over $10,000 in excess of applicable insurance coverage.

                  (d) any failure to comply with this Agreement.

                  (e) any default, or any event which with the passage of time or the giving of notice or both would be a default, under the Franchise Agreement.

                  (f) any material adverse change in any Borrower's financial condition or operations.

                  (g) any change in any Borrower's name, legal structure, place of business or chief executive office.

                  (h) Borrower's receipt of any notice that (i) the operations of Borrower, any other Obligor or any subsidiary of Borrower are not in full compliance with requirements of applicable Environmental Laws;
         (ii) Borrower, any other Obligor or any such subsidiary is subject to any federal or state investigation evaluating whether any remedial action is needed to respond to the release of any Hazardous Substance into the environment; or (iii) any properties or assets of Borrower, any other Obligor or any such subsidiary are subject to a lien in favor of any governmental entity for (A) any liability under any Environmental Laws, or (B) damages arising from or costs incurred by such governmental entity in response to a release of a Hazardous Substance into the environment.

         7.9. BOOKS AND RECORDS. To maintain adequate books and records.

         7.10. AUDITS, INSPECTIONS SITE VISITS, OBSERVATIONS AND TESTING. To allow Lender or Lender's agents to inspect Borrower's properties and examine, audit and make copies of books and records at any reasonable time for any reason, and to allow Lender and Lender's agents the right at any reasonable time to enter and visit the Project Location to take and remove soil or groundwater samples, and to conduct tests on any part of the Project Location. If any of Borrower's properties, books or records are in the possession of a third party, Borrower authorizes that third party to permit Lender or Lender's agents to have access to perform inspections or audits and to respond to Lender's requests for information concerning such properties, books and records.

         7.11. COMPLIANCE WITH LAWS. To comply (or to cause compliance) with the laws (including any fictitious name statute), regulations, and orders of any government body with authority over Borrower. Without limiting the generality of the foregoing, the operations of Borrower, any other Obligor and each of Borrower's Subsidiaries shall at all times comply in all respects with all applicable Environmental Laws and the Americans With Disabilities Act.

         7.12. PRESERVATION OF RIGHTS. (a) To maintain and preserve all rights, privileges, and franchises Borrower now has, including, without limitation, Borrower's rights under the Franchise Agreement. (b) Not to suffer or permit any surrender, termination, amendment or modification of any lease which constitutes a part of the Collateral (each, a "Lease"). Borrower further agrees that Borrower shall timely elect and exercise all options to extend the term of or renew each Lease, unless Lender otherwise agrees in writing, and upon failure of Borrower to so timely elect to extend or renew such Lease as aforesaid, Borrower hereby appoints Lender as Borrower's true and lawful attorney-in-fact to exercise such extension or renewal options in the name, place and stead of Borrower for the purpose of effecting such extension or renewal.

         7.13. MAINTENANCE OF PROPERTIES. To make any repairs, renewals, or replacements to keep Borrower's properties in good working condition.

         7.14. COOPERATION. To take any action requested by Lender to carry out the intent of this Agreement, including, without limitation, to help Lender perfect and protect its security interests and liens, and to reimburse Lender for related costs Lender incurs to protect Lender's security interests and liens.

         7.15. INSURANCE AND TAXES. To maintain the insurance policies and coverages set forth on Exhibit B. Such insurance shall be issued by an insurance company acceptable to Lender and must include a lender's loss payable endorsement in favor of Lender in a form acceptable to Lender and/or list Lender as an additional insured, as applicable; to pay, on or before all applicable due dates, all taxes, assessments and charges due with respect to Borrower and all of Borrower's property.

         7.16. DISPOSITION OF COLLATERAL. Not to directly or indirectly, sell, assign, transfer, mortgage, pledge, hypothecate or otherwise dispose of any of the Collateral, or any interest therein, or create, assume or permit any lien or encumbrance of any kind whatsoever to exist with respect thereto, except that Borrower may sell its inventory in the ordinary course of the Business.

8. REMEDIES.

         8.1. EVENT OF DEFAULT. The occurrence of any one or more of the following shall constitute an "Event of Default": (a) Borrower fails to make a payment under this Agreement when due; (b) Lender fails to have an enforceable first lien (except for any prior liens to which Lender has consented in writing) on or security interest in the Collateral; (c) any Obligors have given Lender false or materially misleading information or representations; (d) any Obligor dies, becomes incapacitated, dissolved or liquidated; (e) any Obligor or any general partner of any Obligor files a bankruptcy petition, a bankruptcy petition is filed against any Obligor or any general partner of any Obligor, or any Obligor or any general partner of any Obligor makes a general assignment for the benefit of creditors; (f) a receiver or similar official is appointed for any Borrower's business, or such business is terminated; (g) any of the other Loan Documents is violated or no longer in effect; (h) any Borrower fails to meet the conditions of, or fails to perform any obligation under, any term of this Agreement; (i) prior to the Conversion Date there shall be a material adverse change in Borrower's financial condition, operations or prospects, as reasonably determined by Lender; (j) the Project is abandoned, or construction or other operations at the Project halted, for more than 30 days; (k) there shall occur any default under the Franchise Agreement, or there shall occur or fail to occur any event which, with the passage of time or the giving of notice or both, would give rise to a default under the Franchise Agreement; or (l) there shall be any revocation, attempted revocation, repudiation or anticipatory repudiation of any of the guaranties of the Obligations, or any of the guaranties of the Obligations shall have been rendered invalid or unenforceable in any material respect, or there shall occur the death or incapacity of any individual Obligor; provided, however, that the death or incapacity of an individual Obligor shall not constitute an Event of Default if within ninety
(90) days after such Obligor's death or incapacity Borrower has demonstrated to Lender's satisfaction that the death or incapacity of such Obligor has not had an adverse affect upon Borrower's ability to pay and perform the Obligations.

         8.2. GENERAL REMEDIES. If an Event of Default occurs under Sections 8.1(e) or (f) the Obligations shall automatically be due immediately. If any Event of Default occurs, Lender may do one or more of the following: (a) declare all Obligations immediately due and payable; (b) decline to make any additional advances to Borrower; (c) exercise all of the rights and remedies (x) of a secured party under the Uniform Commercial Code, or (y) available under any of the other Loan Documents; and (d) immediately take possession, with or without legal process, of any or all of the Collateral wherever found and for that purpose Lender may enter upon any premises where the Collateral is located and remove the Collateral from such location, or Lender may require Borrower to assemble the Collateral and deliver it to Lender at a location designated by Lender.

         8.3. RIGHT TO PERFORM BORROWER'S OBLIGATIONS. Borrower hereby constitutes and appoints Lender as its true and lawful attorney-in-fact with full power of substitution for the purpose, upon the occurrence of any Event of Default, of (a) performing any of Borrower's obligations under the Loan Documents, and (b) completing the Project substantially in accordance with the Plans and Specifications. The foregoing appointment is coupled with an interest and is accordingly irrevocable. Lender, as such attorney-in-fact, may, but shall not be obligated, to take any and all steps reasonably necessary or appropriate, in Lender's sole judgment to perform Borrower's obligations under the Loan Documents and/or prosecute the completion of the Project. All sums expended by Lender pursuant to this Section shall be included as Obligations. In no event shall (i) Lender have any liability to Borrower on account of Lender's exercise of its rights under this Section, absent gross negligence or willful and wanton misconduct; and (ii) any other person be a third-party beneficiary hereof.

         8.4. REMEDIES CUMULATIVE; WAIVERS. Lender may enforce any one of its remedies under this Agreement successively or concurrently, at its option. All of the remedies set forth above are in addition to all other remedies available to Lender at law and in equity. No delay or failure on the part of Lender to exercise any right or remedy which it may become entitled to exercise on account of an Event of Default will be held to be an abandonment of such right or remedy, and Lender will be entitled to exercise such right or remedy at any time during the continuance of an Event of Default. No waiver of a breach or default will be regarded as a waiver of a later breach or default. All waivers under this Agreement must be in writing.

9. MISCELLANEOUS.

         9.1. GAAP. Except as otherwise stated in this Agreement, all financial information provided to Lender and all financial covenants will be prepared or determined in accordance with generally accepted accounting principles, consistently applied.

         9.2. ILLINOIS LAW; TIME OF ESSENCE. THIS AGREEMENT IS GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS. Time is of the essence of this Agreement.

         9.3. SUCCESSORS AND ASSIGNS. This Agreement is binding on Borrower's and Lender's successors and assignees. Borrower agrees that it may not assign this Agreement without Lender's prior consent. Lender may sell participations in or assign the Loan, and may disclose any and all materials and information in Lender's possession concerning the Borrower and its affiliates to any prospective purchaser, participant, assignee or credit insurer, and also to Franchisor and its affiliates, and their respective successors and assigns.

         9.4. INDEMNITY. Borrower agrees to indemnify, defend and hold Lender harmless from and against all liabilities, claims, actions, foreseeable and unforeseeable consequential damages, costs and expenses (including sums paid in settlement of claims and all consultant, expert and legal fees and expenses of Lender's counsel) or loss directly or indirectly arising out of or resulting from (i) Lender making the Loan; (ii) Lender entering into this Agreement or the other Loan Documents; (iii) Lender taking an interest in or realizing upon any of the Collateral; (iv) Lender exercising its remedies from time to time; or (v) any Obligor breaching any agreement, covenant, representation, warranty or undertaking under this Agreement or any other

Loan Document (including, without limitation, any relating to Hazardous Substances). Without limiting the generality of the foregoing, Borrower hereby indemnifies Lender, its successors and assignees, and agrees to hold Lender harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, court costs and attorneys' fees) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, Lender for, with respect to, or as a direct or indirect result of the violation by Borrower, any other Obligor or any of Borrower's Subsidiaries, of any laws, including but not limited to, the Environmental Laws.

         9.5. LEGALITY. If any provision in this Agreement is found by a court of competent jurisdiction to be unlawful, void or unenforceable as written, then it is the intent of all parties that the remainder of this Agreement shall be construed as if such unlawful, void or unenforceable provision were not contained herein, and that the rights, obligations and interests of the parties hereto under the remainder of this Agreement shall continue in full force and effect. It being the intention of the parties hereto to comply with the laws of the State of Illinois with regard to the rate of interest charged, notwithstanding any provision to the contrary in this Agreement, or in any of the other Loan Documents, no such provision shall require the payment or permit the collection of any amount in excess of the maximum amount of interest permitted by law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loan.

         9.6. APPLICATION OF PAYMENTS. All payments on account of the Loan received by Lender (including, without limitation, casualty and condemnation proceeds) may be applied in such order as Lender may determine in Lender's sole and absolute discretion. Borrower acknowledges that Lender has the right to set off against any monies or deposits owing by Lender to Borrower.

         9.7. EXPENSES AND ADMINISTRATION COSTS. Borrower agrees to reimburse Lender upon demand, whether or not any loan is made under this Agreement, for all expenses and reasonable attorneys' fees incurred by Lender in (a) the preparation and execution of this Agreement and all other documents delivered in connection with this Agreement; (b) performing Lender's due diligence, including, without limitation, title searches, commitments and policies; surveys; UCC, judgment, tax and litigation searches; recording fees; and appraisals; (c) administering this Agreement and the other Loan Documents; (d) enforcing Borrower's obligations and collecting Borrower's amounts due under this Agreement or any other document delivered in connection with this Agreement; and (e) participating in any proceeding (whether instituted by Lender, Borrower or any other person and whether in bankruptcy or otherwise) or responding to any claim in any way relating to this Agreement or any document delivered in connection with this Agreement. Borrower further agrees to pay, and save Lender harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement, which obligations will survive any termination of this Agreement.

         9.8. ONE AGREEMENT. This Agreement and the other Loan Documents collectively represent the sum of the understandings and agreements among Lender and Borrowers concerning this credit, including, without limitations any commitment letters. In the event of any conflict between this Agreement and the other Loan Documents, this Agreement will prevail.

         9.9. NOTICES. All notices required under this Agreement will be personally delivered or sent by first class mail, postage prepaid, to the addresses on the Schedule of Parties, or to such other addresses as Lender and Borrower may specify from time to time in writing. Such notices shall be deemed received upon the first to occur of: (a) actual receipt by the addressee thereof; (b) 3 days following deposit with the U.S. Mail if sent certified mail, return receipt requested; or (c) 1 day following deposit with a recognized local or national carrier for delivery no later than the next day.

         9.10. HEADINGS. Headings are for reference only and will not affect the interpretation or meaning of any provisions of this Agreement.

         9.11. JOINT AND SEVERAL LIABILITY; COUNTERPARTS. If this Agreement is executed by more than one party as Borrower, then all of the Obligations shall be the joint and several obligations and liabilities of all such parties so executing as Borrower. This Agreement may be executed in counterparts.

         9.12. EXCLUSIVE JURISDICTION. EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, ILLINOIS, EXCEPT THAT BORROWER AGREES THAT LENDER SHALL HAVE THE RIGHT TO PROCEED AGAINST BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION.

         9.13. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE.

         9.14. SURVIVAL. Borrower covenants, warrants and represents to Lender that Borrower's representations and warranties contained in this Agreement shall be true at the time of Borrower's execution of this Agreement, and, along with Borrower's other agreements, covenants and indemnities, shall survive the execution, delivery and acceptance thereof by the parties hereto and the making of the Loans.

         9.15. WAIVER OF CERTAIN CLAIMS. BORROWER AGREES THAT BORROWER WILL NOT ASSERT ANY CLAIM AGAINST LENDER OR ANY OTHER PERSON INDEMNIFIED UNDER THIS AGREEMENT ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

         This Agreement is executed as of the Effective Date.


LENDER:                                      BORROWER:

FLEET BUSINESS CREDIT CORPORATION,           WM LIMITED PARTNERSHIP-1998, a
a Delaware corporation                       Michigan limited partnership


By: ______________________________           By:  S & Q Management, LLC, its
Name: ____________________________                General Partner
Title: ___________________________

                                             By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                   EXHIBIT A-1
                                   -----------

                             INITIAL DRAW DOCUMENTS
                             ----------------------

If not already provided to Lender:

        *   Most recent Financial Statements
        *   Executed Loan Documents:
            1)  Loan and Security Agreement
            2)  Note
            3)  Mortgage/Deed of Trust
            4)  Guaranty
            5)  UCC financing statements:  State/County
            6)  Draw Request
            7)  General Partner's Certificate

        * Title Insurance Policy - ALTA Standard Loan Policy issued by a title insurance company satisfactory to Lender and issued in accordance with Lender's requirements

        *   ALTA survey prepared in accordance with Lender's requirements

        * Evidence satisfactory to Lender that the Project is in compliance with all applicable zoning and other laws, ordinances, rules, regulations and that upon completion of construction, the Project may be lawfully used as a Wendy's restaurant

        * Evidence of hazard and liability insurance in accordance with Lender's requirements.

        * Flood Insurance if the property is located in a flood hazard area and the community in which the Project is located participates in the National Flood Insurance Program

        *   Land Purchase Contract and Closing Statement

                                   EXHIBIT A-2
                                   -----------

                            SUBSEQUENT DRAW DOCUMENTS
                            -------------------------


        *   Draw Request

                                   EXHIBIT A-3
                                   -----------

                              FINAL DRAW DOCUMENTS
                              --------------------




        *   Most recent Financial Statements, if requested by Lender

        *   Draw Request

        *   Copy of permanent Certificate of Occupancy

        *   Certified "as-built" survey satisfactory to Lender

        * Final Endorsements to title insurance policy extending coverage through Conversion Date and increasing the amount of coverage to the full aggregate amount of the Loans without exceptions for mechanics' liens or claims of liens and including all endorsements required by Lender.

        * Evidence of property and liability insurance in accordance with Lender's requirements

                                    EXHIBIT B
                                    ---------

                             INSURANCE REQUIREMENTS
                             ----------------------

A.       PROPERTY INSURANCE

         1. BUILDER'S RISK INSURANCE: While any buildings are being constructed, Builder's Risk Insurance coverage in an amount equal to 100% of the hard costs and not less than 25% of the soft costs for the work being undertaken, subject to Lender's approval.

         2. PROPERTY COVERAGE: An all-risk/special form (fire and extended coverage) property insurance policy must be in force based on a 100% replacement cost basis. Coinsurance clauses are not acceptable.

         3. PERSONAL PROPERTY CONTENTS: This coverage will be required, based on a 100% replacement cost basis.

         4. FLOOD INSURANCE: If it is determined that the subject real estate is located in a special flood hazard area (Zone A or Zone V), flood hazard insurance is required in the amount of the loan or the maximum amount of insurance under the National Flood Insurance Program, whichever is less.

B.       COMPREHENSIVE OR COMMERCIAL GENERAL LIABILITY

         1.       Limits should read at the minimum:

                  $1,000,000 Each Occurrence
                  $2,000,000 General Aggregate
                  $1,000,000 Personal and Advertising Injury
                  $  100,000 Fire Damage Legal Liability
                  $    5,000 Medical Payments

         2. "FLEET BUSINESS CREDIT CORPORATION, its successors, assigns and/or affiliates" must be added as an "Additional Insured".

         3. Borrower shall ensure that all general contractors, sub-contractors and similar firms providing construction, renovation, repairs or maintenance are insured for Commercial General Liability Insurance.

C.       WORKERS COMPENSATION

         Borrower shall ensure that all general contractors, sub-contractors, and similar firms providing construction, renovation, repairs or maintenance are insured for Workers Compensation.

D.       MORTGAGEE'S LOSS PAYABLE AND LOSS PAYEE CLAUSES

         1.       All property and builder's risk policies must be evidenced by:

                  (a)      Evidence of Property Insurance - Accord Form 27

                  (b)      Loss Payable Endorsement - Form CP 12 18

         2.       Loss Payable and Loss Payee Clauses shall be in favor of:

                           "FLEET BUSINESS CREDIT CORPORATION, its successors, assigns, and/or affiliates, as their interests may appear" One South Wacker Drive
                           Chicago, Illinois 60606

                           Attention:  Franchise Finance Division
                                       Credit Manager

E.       OTHER

         1. Only those insurance companies rated "A-" or better by A.M. Best Company shall be considered acceptable to Lender.

         2. None of the insurance policies shall be cancelable or subject to modification without at least thirty (30) days notice to Lender.